UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2007

DUNCAN ENERGY PARTNERS L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-33266	20-5639997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, 10th Floor Houston, Texas 77002 (Address of Principal Executive Offices, including Zip Code)
(713) 381-6500 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 15, 2007, certain executive officers of our general partner, DEP Holdings, LLC, gave a presentation to investors and analysts at the A.G. Edwards High Yield Equity Conference regarding the businesses, growth strategies and recent financial performance of Duncan Energy Partners L.P. (“Duncan Energy Partners”). Duncan Energy Partners is a publicly traded Delaware limited partnership that was formed by Enterprise Products Partners L.P. in September 2006 to acquire, own and operate a diversified portfolio of midstream energy assets. On February 5, 2007, Duncan Energy Partners completed its initial public offering of 14,950,000 common units.

A copy of the investor presentation (the “Presentation”) is filed as Exhibit 99.1 to this Current Report on Form 8-K. In addition, interested parties will be able to view the presentation by visiting Duncan Energy Partners’ website, www.deplp.com. The presentation will be archived on its website for 90 days. The presentation contains various forward-looking statements. For a general discussion of such statements, please refer to Slide 2.

Unless the context requires otherwise, references to “we,” “our,” “Duncan Energy Partners,” “DEP,” or “the Company” within the Presentation or this Current Report on Form 8-K shall mean Duncan Energy Partners and its consolidated subsidiaries.

References to “DEP GP” refer to DEP Holdings, LLC, which is our general partner.

References to “DEP Operating Partnership” mean DEP Operating Partnership, L.P., which is a wholly owned subsidiary of Duncan Energy Partners that conducts substantially all of its business.

References to “Enterprise Products Partners” within the Presentation or this Current Report on Form 8-K shall mean Enterprise Products Partners L.P., a publicly traded affiliate, the units of which are listed on the NYSE under ticker symbol “EPD.”

References to “EPOLP” mean Enterprise Products Operating L.P., which is our Parent, and its consolidated subsidiaries. EPOLP owns the Company’s general partner, DEP GP, and is also a significant owner of the Company’s limited partner common units. EPOLP is a wholly owned subsidiary of Enterprise Products Partners.

References to “EPE” within the Presentation or this Current Report on Form 8-K shall mean Enterprise GP Holdings L.P., a publicly traded affiliate, the units of which are listed on the NYSE under ticker symbol “EPE.”

All of the aforementioned entities are affiliates and under common control of Dan L. Duncan, the chairman and controlling shareholder of EPCO, Inc. (“EPCO”).

Certain financial information and related discussions included in the Presentation and this Current Report on Form 8-K pertain to periods prior to our initial public offering and reflect the assets, liabilities and operations contributed to us by EPOLP at the closing of our initial public offering on February 5, 2007. We refer to these historical assets, liabilities and operations as the assets, liabilities and operations of Duncan Energy Partners Predecessor. We have elected February 1, 2007 as the effective closing date for financial accounting and reporting purposes with respect to Duncan Energy Partners Predecessor.

The financial information of Duncan Energy Partners Predecessor reflects EPOLP’s historical ownership of these assets, liabilities and operations. The principal business entities included in the historical combined financial statements of Duncan Energy Partners Predecessor are (on a 100% basis): (i) Mont Belvieu Caverns, LLC (“Mont Belvieu Caverns”), a Delaware limited liability company; (ii) Acadian Gas, LLC (“Acadian Gas”), a Delaware limited liability company; (iii) Enterprise Lou-Tex Propylene Pipeline L.P. (“Lou-Tex Propylene”), a Delaware limited partnership, including its general partner; (iv) Sabine Propylene Pipeline L.P. (“Sabine Propylene”), a Delaware limited partnership, including its general partner; and (v) South Texas NGL Pipelines, LLC (“South Texas NGL”), a Delaware limited liability company. EPOLP contributed a 66% equity interest in each of these five entities to us on February 5, 2007. EPOLP retained the remaining 34% equity interests in each of these subsidiaries.

We have presented our results of operations following the completion of our initial public offering separately from those pertaining to Duncan Energy Partners Predecessor. We acquired substantially all of the assets and operations of the Predecessor that are included in our consolidated financial statements.

The Presentation includes references to the non-generally accepted accounting principle (“non-GAAP”) financial measures of gross operating margin, distributable cash flow, and EBITDA. To the extent appropriate, this Current Report on Form 8-K provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flow provided by operating activities or any other GAAP measure of liquidity or financial performance.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

USE OF INDUSTRY TERMS AND OTHER ABBREVIATIONS IN PRESENTATION

As used within the Presentation, these commonly used industry terms and other abbreviations have the following meanings:

/d	per day
Bcf	Billion cubic feet
DPM	DCP Midstream LP
EBITDA	Earnings before interest, taxes, depreciation and amortization
ETP	Energy Transfer Partners, L.P.
GP	General Partner
IDR	Incentive distribution rights
IPO	Initial public offering
KMP	Kinder Morgan Energy Partners LP
LLC	Limited liability company
MBPD	Thousand barrels per day
MMcf	Million cubic feet
MMP	Magellan Midstream Partners LP
NGL	Natural Gas Liquids
NS	NusStar Energy L.P.
NYSE	New York Stock Exchange
OKS	Oneok Partners L.P.
TPP	TEPPCO Partners, L.P.
WPZ	Williams Partners LP
XTEX	Crosstex Energy LP

NON-GAAP FINANCIAL MEASURES

Gross Operating Margin

We evaluate segment performance based on the non-GAAP financial measure of gross operating margin. Gross operating margin (either in total or by individual segment) is an important performance measure of the core profitability of our operations. This measure forms the basis of our internal financial reporting and is used by senior management in deciding how to allocate capital resources among business segments. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating segment results. The GAAP measure most directly comparable to total segment gross operating margin is operating income. Our non-GAAP financial measure of total segment gross operating margin should not be considered as an alternative to GAAP operating income.

We define total (or combined) segment gross operating margin as operating income before: (i) depreciation, amortization and accretion expense; (ii) gains and losses on the sale of assets; and (iii) general and administrative expenses. Gross operating margin is exclusive of other income and expense transactions, provision for income taxes, extraordinary charges and the cumulative effect of changes in accounting principles. Gross operating margin by segment is calculated by subtracting segment operating costs and expenses (net of the adjustments noted above) from segment revenues, with both segment totals before the elimination of any intersegment and intrasegment transactions. In accordance with GAAP, intercompany accounts and transactions are eliminated in consolidation.

We include equity earnings from Evangeline in our measurement of segment gross operating margin and operating income. Our equity investment in Evangeline is a vital component of our business strategy and important to the operations of Acadian Gas. This method of operation enables us to achieve favorable economies of scale relative to the level of investment and business risk assumed versus what we could accomplish on a stand-alone basis. Evangeline performs complementary roles to the other business operations of Acadian Gas.

Reconciliation of our non-GAAP gross operating margin amounts to their respective GAAP operating income amounts are presented on Slide 25 in the Presentation. Reconciliation of forecast GAAP operating income for 2007 to forecasted non-GAAP gross operating margin in total is presented on Slide 27 in the Presentation.

Distributable Cash Flow

We define distributable cash flow for Duncan Energy Partners as net income or loss plus: (i) depreciation, amortization and accretion expense; (ii) cash distributions received from unconsolidated affiliate, if any, less equity in the earnings of such unconsolidated affiliate; (iii) the subtraction of sustaining capital expenditures; (iv) the addition of losses or subtraction of gains relating to the sale of assets; (v) cash proceeds from the sale of assets; and (vi) other miscellaneous non-cash amounts affecting net income or loss for the period; less (vii) parent interest in the above adjustments to net income or loss in deriving distributable cash flow.

Sustaining capital expenditures are capital expenditures (as defined by GAAP) resulting from improvements to and major renewals of existing assets. Such expenditures serve to maintain (or sustain) existing operations but do not generate additional revenues. The sustaining capital expenditure amount used to determine distributable cash flow for a period includes accruals made at the end of each period for amounts not yet paid or invoiced.

Distributable cash flow is a significant liquidity metric used by our senior management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, our management can compute the coverage ratio of estimated cash flows to planned cash distributions.

Distributable cash flow is also an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flows at a level that can sustain or support an increase in our quarterly cash distribution. Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership pays to a unitholder). The GAAP measure most directly comparable to distributable cash flow is cash flows from operating activities.

Our distribution with respect to the first quarter of 2007 is prorated for the 55-day period extending from February 5, 2007 (the closing date of our initial public offering) to March 31, 2007.

Reconciliation of our non-GAAP distributable cash flow amounts for the two months ended March 31, 2007 to their respective GAAP net cash flow provided by operating activities amounts are presented on Slide 24 in the Presentation. Reconciliation of Enterprise Products Partners’ non-GAAP distributable cash flow amounts for the year ended December 31, 2006 to their respective GAAP net cash flow provided by operating activities amounts are presented on Slide 26 in the Presentation.

EBITDA

We define EBITDA as net income or loss plus interest expense, provision for income taxes and depreciation, accretion and amortization expense. EBITDA is commonly used as a supplemental financial measure by management and by external users of our financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess: (i) the financial performance of our assets without regard to financing methods, capital structures or historical cost basis; (ii) the ability of our assets to generate cash sufficient to pay interest cost and support our indebtedness; (iii) our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing and capital structure; and (iv) the viability of projects and the overall rates of return on alternative investment opportunities. Because EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, the EBITDA data presented in the press release may not be comparable to similarly titled measures of other companies. The GAAP measure most directly comparable to EBITDA is cash flow from operating activities.

Reconciliation of forecast GAAP operating income for 2007 to forecasted non-GAAP EBITDA in total is presented on Slide 27 in the Presentation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
99.1	Duncan Energy Partners’ A.G. Edwards High Yield Equity Conference presentation dated May 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNCAN ENERGY PARTNERS L.P.

By:	DEP Holdings, LLC, as general partner

Date: May 15, 2007	By: ___/s/ Michael J. Knesek_______________
Name:	Michael J. Knesek
Title:	Senior Vice President, Controller
and Principal Accounting Officer
of DEP Holdings, LLC